OIL & GAS

PARTICIPATION AND OPERATING AGREEMENT

MUSTANG PROJECT – BELL, MILAM, FALLS, ROBERTSON, LIMESTONE,

FREESTONE, LEON, MADISON, BRAZOS COUNTIES, TEXAS

This Oil & Gas Development and Operating Agreement (this “Agreement”) is made and entered into effective as of the date defined herein as the “Effective Date,” by and between SOHO RESOURCE HOLDINGS I, LLC (the “Company”) and the undersigned individual or entity (“Participant”) (collectively, the “Parties”).

RECITALS

The Company is engaged in the oil and gas exploration and production industry and has identified a target area for oil and gas development, commonly referred to as the Mustang Project (the “Prospect”), located across Bell, Milam, Falls, Robertson, Limestone, Freestone, Leon, Madison, and Brazos counties, Texas (the “Prospect Area”). The Company, is acquiring leases (the “Leases”) located within the Prospect Area to acquire  an interest in the oil and gas leases (the “Lease Interests”) for the purpose of extracting the oil and gas reserves associated with the Prospect and plans to drill the Prospect for the purpose of producing and marketing the crude oil, natural gas and other minerals recoverable through the Project Wells, and shall engage in any and all activities which are reasonably incidental to the foregoing (all of the foregoing activities are referred to collectively herein as the “Project”).

Participant has received and reviewed certain information and materials respecting the Prospect (the “Prospect Information”) and, as a result thereof, desires to participate in the Prospect and engage the Company to drill and/or rework/re-enter the Initial Project Well in the Prospect Area, on the terms and conditions stated in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements hereinafter set forth, the Parties hereto hereby agree as follows:

1.

Acquisition of Interests. Upon receipt of the Participation Payments as described herein, the Company agrees that it will sell, assign and convey to Participant, and Participant hereby purchases and shall receive, subject to all other terms and provisions contained herein, a 25.0000% working interest before well payout (18.7500% net revenue interest) and 18.7500% working interest after well payout (14.0625% net revenue interest) in the Leases and Project Wells. The portion of working and net revenue interests in the Project Wells that Participant shall acquire hereunder is referred to hereinafter as “Participant’s Interests.”  Participant’s Interests in the Leases, shall be purchased for three-hundred dollars ($300.00 USD) per acre (the “Lease Acquisition Cost”), and Participant’s Interests in the Project Wells shall be billable on a third-for-a-quarter basis for the drilling and completion costs associated with the Project Wells (“Drilling & Completion Cost).  For the purpose of determining reversion of interest subject to well payout, well payout shall be the time at which (x) the sum of Lease Acquisition Cost and Drilling & Completion Cost for a specific Project Well equals (y) the cumulative total of net revenue attributable to the Participant’s Interest in the specific Project Well minus the cumulative total of lease operating expenses attributable to the Participant’s Interest in the specific Project Well.

2.

Engagement of Company. Subject to Participant’s delivery of the Participation Payments in full, Participant hereby engages the Company, and the Company hereby accepts the engagement, on behalf of Participant’s Interests, to drill and/or rework/re-enter the Initial Project Well at cost on a third-for-a-quarter basis according to the terms and conditions stated in this Agreement.

3.

Complete Consideration. The amounts described herein to be paid by the Participant to the Company (collectively, in total, the “Participation Payment”) shall be the full and complete consideration for all risk undertaken hereunder by the Company and the activities and services to be rendered by the Company pursuant to this Agreement.

4.	Delivery of Funds. The Participation Payment shall be paid to the Company by Participant in accordance with the following schedule:

a.

Initial Lease Acquisition Payment:  Fifty Thousand Dollars ($50,000 USD) within thirty (30) days of the execution hereof for said funds to be applied to the Lease Acquisition Cost for Participant’s Interest in the Leases;

b.

Additional Lease Acquisition Payment:  The Participant’s share of Lease Acquisition Cost, as determined by the before payout working interest amount of Participant’s Interest, after the full application of the Initial Lease Acquisition Payment for acquired leases; all amounts due to Company by Participant for Lease Acquisition Cost shall be invoiced by the Company from time to time and shall be paid by Participant within thirty (30) days of invoice;

c.

Drilling & Completion Payment:   The Participant’s share of Drilling & Completion Cost, as determined by the before payout working interest amount of Participant’s Interest billable at cost on a third-for-a-quarter basis shall be invoiced by the Company from time to time and shall be paid by Participant within fifteen (15) days of invoice; any seismic or other cost for evaluation of the Project Well shall be included as Drilling & Completion Cost.

5.

Failure to Deliver Participation Payment. The Participant’s actual payment and thereby the Company’s actual and timely receipt of all Participation Payments shall be a condition precedent to any and all obligations or liability of the Company under this Agreement, or otherwise, and Participant expressly assumes all risks of loss associated with the Participation Payment in connection with its delivery to the Company. The failure of Participant to deliver any and all Participation Payments in their entirety and in accordance with the terms of this Agreement shall result in the forfeiture of all right, title and interest in and to Participant’s Interests.  Further, Participant acknowledges and agrees all accommodations, modifications or deferrals, if any, by the Company regarding the Participant’s timely delivery of an Additional Lease Acquisition Payment or Drilling & Completion Payment in accordance with the terms defined herein, shall be made on a one-time basis, if at all, and shall not in any way modify, alter or impact the Participant’s obligation to deliver any future Participation Payments in accordance with the terms described herein. The Participant expressly acknowledges and agrees the Participant shall have no right, title, or interest in and to Participant’s Interest until the date upon which the entirety of the Participation Payment for a specific Project Well is paid by the Participant to the Company and that such date shall be the date of legal ownership transfer (the “Transfer Date”) for all of Participant’s Interest in the specific Project Well.  Any and all assets resulting from the right, title, or interest in and to Participant’s Interest prior to the Transfer Date shall remain property of the Company after ownership transfer.

6.

Development Activities. In consideration of the Participation Payments described herein, the Company agrees to drill or rework/re-enter an Initial Project Well for the benefit of the Company and Participant and on behalf of the Participant’s Interests. After further evaluation of the Prospect, the Company may propose additional wells to be drilled and/or reworked/re-entered located on the Prospect acreage (collectively with the Initial Project Well to be known as the “Project Wells) in which Participant may participate by timely paying its proportionate share of the Drilling & Completion Cost for the specific Project Well billable at cost on a third-for-a-quarter basis and in accordance with all other terms described herein. The failure of Participant to elect to participate in a future Project Well or fund its share of the costs of such Project Well in a timely fashion and in accordance with the agreed terms herein shall result in the loss of the option to participate in future Project Wells. All activities of the Company hereunder shall be performed in a good and workmanlike manner, provided, however, the Company does not guarantee that any commercial success for the Project Wells will be achieved in the event any structures or substances are encountered below surface or events arise. The Company’s responsibilities shall include permitting, surveying and staking location, building necessary roads and preparing location, digging all pits, paying for all surface, building and crop damage, furnishing all rigs, crew, water, fuel, drilling tools, machinery, appliances, drill pipe, drill collars, tool joints, logging devices, swabbing tools and other items necessary to develop the Project Wells at target depth, setting and cementing casing, providing all logs and tests as are reasonably prudent to determine if additional development activities should be attempted, providing engineering and geologic services and opinions with respect to initial development and assessment of additional development activities as are reasonably required, and, if the drilling of any wellbore must be abandoned, a dry-hole is drilled or a non-commercial well results immediately after completion, plugging and abandoning the Project Wells, and back-filling pits and restoring the surface. The responsibilities of the Company in finalizing development of the Project Wells (in the event such activities are merited) shall include supplying and installing pumps, tanks, compressors, meters, valves, laying of lines from well to tanks and/or pipelines, application of well treatments and “frac” jobs, and arranging for other appropriate equipment for production and well hook-up in the event of production.

7.

Performance of Development Activities. Participant acknowledges and agrees that the development of the Project Wells shall be performed in consultation with the officially designated operator of the Leases (the “Operator”) and other oil and gas professionals, in the event any Project Wells are lost at any time at any depth for any reason, including without limitation, the encounter of any impenetrable formations or substances, the loss of circulation, or any other conditions are encountered rendering further development activities impracticable, the Company may plug and abandon any Project Wells in its sole discretion, that any phase of development activities shall be attempted and conducted only if and to the extent the Company should deem such activities to be necessary or appropriate, in its sole discretion, and that all of the obligations of the Company under this Agreement with respect to the development or operation of the Project Wells may and shall be assigned or subcontracted by the Company in whole or in part without any additional consent of Participant.

8.

Responsibility for Production, Loss or Damage. In no event shall the Company be responsible or liable for, and Participant does hereby release the Company from, any and all claims, costs, losses, expenses and liabilities that result from (i) the failure of the Project Wells to produce from any formation as a result of insufficient accumulation of hydrocarbons or the natural or stimulated permeability of a formation, or (ii) errors or miscalculations in the depth of the formations, nor be responsible if, after development, such formation or any other formation is not encountered, or (iii) theft, fire, malicious mischief or acts of God which cause damage to or loss of any portion or all of the Project Wells, unless such loss is due to the gross negligence or willful acts of the Company, or (iv) the actions or omissions of the Operator or any other parties which may be contracted to perform activities and services in development of the Project Wells. In the event the Project Wells is lost at any depth for any reason, or any impenetrable substances are encountered, or there is loss of circulation, or any other conditions are encountered rendering further development activities impracticable, the Company and the Operator are hereby authorized to plug and abandon the Project Wells, in their sole discretion. Completion activities for the Project Wells shall be attempted and conducted only if and to the extent the Company and the Operator shall deem such activities to be necessary or appropriate, in their sole discretion. In addition to the other waivers set forth herein, the Company shall not be liable to Participant for any delay in performing or the failure to perform any of its obligations hereunder if, and to the extent that, such delay or failure to perform results from causes beyond the Company’s reasonable control (financial difficulty or increased costs of materials, services or equipment shall not be considered as causes beyond the Company’s control), all of which causes herein are called “force majeure,” including, but without being limited to the following: strikes, lockouts, or other industrial disturbances; lack of a market for natural gas sales, failure of equipment; civil disturbances; theft or malicious mischief; fire; unusual climatic conditions, and other acts of God; acts of a public enemy; compliance with any regulation or equipment of any duly authorized governmental body or agencies; or inability to obtain transportation or necessary materials in the open market. Any period of “force majeure” shall extend the time for performance by the Company by the length of time of the “force majeure” period.

9.

Indemnification of Participant. The Company agrees to protect, indemnify, save and hold harmless Participant, from any and all claims, demands and causes of action in favor of the Company, the Company’s employees and all third parties on account of personal injuries or deaths, or on the account of property damages or environmental liability arising out of the Project.

10.

Assignments of Participant’s Interests. Within a reasonable time after it can be established that the Project Well will produce in commercial quantities and the Participant has satisfied the entirety of the Participation Payment, Participant shall upon submitting a written request to the Company receive a written assignment of Participant’s Interests; however, until such time the Company or its affiliates shall retain record title to all Lease Interests. In the event Participant should ever make any subsequent assignments or transfers of all or any part of Participant’s Interests, Participant covenants to make such assignments and transfers subject to this Agreement, the Operating Agreement (hereinafter defined), and all other agreements, as same may be amended from time to time, which may cover the Leases or Project Wells, and this covenant shall be in addition to all other conditions and provisions affecting a subsequent assignment of such interests. Participant hereby further acknowledges and represents that Participant’s Interests are being acquired for Participant’s own account or investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, that Participant does not presently have any reason to anticipate any change in circumstances or other particular events which would cause Participant to sell such interests, that Participant is the sole party and interest acquiring this investment, and that no parties other than Participant as record holder, will have any beneficial interest in such interests. Furthermore, Participant agrees that Participant will not sell nor attempt to sell all or part of Participant’s Interests unless such interests have first been registered under the Act and all applicable state securities statutes, or Participant first furnishes an opinion of counsel satisfactory to the Company, stating that exemptions from such registration requirements are available and that the proposed sale is not, and will not, place the Company or any of its owners, officers, directors or employees, in violation of any applicable federal or state securities law, or any rule or regulation promulgated thereunder.

11.

Operation of Project Wells. The continuing operation and production of the Project Wells shall be conducted by the Operator, as selected or approved by the Company (which may include the Company itself or an affiliate of the Company), but which in any event must be recognized as an approved oil and gas operator by the governing state and/or federal regulatory agency having jurisdiction over the Project Wells. Participant acknowledges and agrees that the written agreement or working arrangement (the “Operating Agreement”) under which the Operator conducts operations of the Project Wells will affect and govern Participant’s Interests. The Company is hereby authorized to enter into the Operating Agreement, and amendments thereto, and any other agreements that it may deem necessary or desirable in the operation and development of the Leases and the Project Wells, and to subject the Project Wells to such agreements without the approval of or notice to Participant.  Participant acknowledges and agrees that the Operating Agreement will grant the Operator broad authority in exercising its discretion in connection with Project Wells operations and allow the Operator to receive reimbursement of the production and operating costs of the Project Wells and a proportional or flat fee amount to cover the Operator’s internal administrative expenses associated with the Project Wells. The Company and Participant further acknowledge and agree that the Project Wells shall be operated in accordance with the following provisions:

a.

Duties and Authority. In addition to any other duties, rights and powers specifically applicable to the Company under this Agreement, the Company shall have the duty, and complete right, power and authority as may be required or appropriate, to fully manage, direct and authorize Project operations on behalf of Participant’s Interests, except to the extent otherwise provided and limited herein. By way of illustration but not by way of limitation, the Company may and shall make and implement all decisions regarding the drilling, testing, completing, equipping, plugging, abandoning, off-setting, re-drilling, reworking, recompletion, stimulating and operating of the Project Wells, production therefrom, and the payment of all costs and expenses arising in connection with the Project, including taxes, delay rentals and shut-in payments, and shall perform or arrange for the performance of all necessary general administration duties related to Participant’s participation in the Project, such as distributing revenue, collecting operation expenses, and preparing appropriate federal tax forms. Notwithstanding any provision herein to the contrary, the Company will devote such time to the affairs and activities of the Project as the Company, in its sole discretion, deems necessary.

b.

Management Fee. As compensation solely for its obligation to monitor Project operations and perform general administration duties, the Company shall be entitled to receive, and withdraw from Participant’s revenue account, the amount of $500 (the “Management Fee”) per Project Well, on a monthly basis, beginning the first month of well production and continuing monthly thereafter as long as the Company shall perform duties under this Agreement.

c.

Operating Expenses and Revenue. Participant shall pay and be responsible for all costs and expenses of operating the Project Wells, in accordance with the proportion that Participant’s Interests bear on a third-for-a-quarter basis to all working interests in such wells, such costs and expenses to include without limitation all amounts incurred or payable in connection with the Company performing or exercising its operational duties and authority as imposed and granted herein. The Company may but shall not be obligated to pay and discharge such costs and expenses on behalf of Participant, and thereafter charge Participant for its proportionate share.  The Company is hereby appointed the agent of Participant to receive, hold and disburse the proceeds of the sale of all production attributable to Participant’s Interests, and the Company shall maintain an accounting with respect thereto, and may withhold and retain all operating expenses and other amounts due by Participant hereunder. The Company shall, to the extent funds are then held on behalf of Participant, pay to the Company and any third parties all amounts due from Participant. In the event at any time there are insufficient proceeds being held on account for Participant to pay any amounts due, the Company shall invoice Participant and Participant shall promptly pay such invoice upon receipt, but in no event later than 10 calendar days of delivery. If Participant fails to pay such invoice within the time provided, the amount due shall bear interest at the rate of eighteen percent per annum until paid. After satisfying all amounts to be paid or owing by Participant and retaining any amounts necessary or appropriate in the sole discretion of the Company to meet anticipated payment obligations of Participant, the Company shall disburse the remainder of all production proceeds, if any, to Participant on a monthly basis. Receipt and payment duties may be assigned or subcontracted by the Company to any third-party.

d.

Limitation on Expenditure. The Company is hereby expressly denied authorization to and shall not, in the name of or on behalf of Participant, unless and until approved by an affirmative majority vote of all working interest owners, as counted by the amount of interests owned and not by the number of owners, expend or otherwise obligate Participant for the payment of any single sum, for any one month period, in excess of $50,000 per Project Well, excluding all sums paid in satisfaction of the Management Fee, ordinary operating expenses, amounts paid in settlement of damage claims as provided in the following Subparagraph, or the costs of plugging and abandoning the Project Wells after being initially developed; provided, however, that in the case of any emergency, such as explosion, fire or extreme weather, the Company may take such actions and incur such costs and expenses with respect to the as in the sole discretion of the Company are necessary or appropriate to deal with such emergency, and in such event Participant shall be obligated to pay its proportionate share of such costs and expenses.

e.

Non-Consent Consequences. In the event the Company elects to undertake activities respecting the Project Wells in addition to those initially proposed for the Project, the cost of which per well would exceed the limitations imposed above, the Company shall notify Participant, and the other working interest owners, of such election and specify the activities to be performed and the estimated cost thereof. Participant shall have 10 calendar days from the delivery of such notice to notify the Company of whether Participant desires to fund its share of the cost of such activities and deliver such amount to the Company. The failure of Participant to delivery its share of costs within the 10 calendar day period shall constitute an election by Participant to not fund its share of the cost of such activities. Those owners who deliver their proportionate share shall be referred to as the “Consenting Parties”, and those owners who do not deliver their proportionate share shall be referred to as the “Non-Consenting Parties.” All Non-Consenting Parties shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to the amounts paid by each of the Consenting Parties, all of the Non-Consenting Parties’ interests in the Project Wells and the production therefrom, such that the Company shall cause all net proceeds of the Project Wells accruing thereafter to be allocated one hundred percent (100%) to all Consenting Parties as a class, and distributed in accordance with the amounts paid by each of the Consenting Parties, until such time as eight hundred percent (800%) of all amounts contributed by the Consenting Parties are recovered by the Consenting Parties; after such recovery by the Consenting Parties, the distribution of production proceeds will revert back to the usual manner of distributions as provided herein. Participant agrees to the foregoing remedy in recognition of the substantial and speculative nature of the damages which his default could cause to the other owners and other interest holders in the Project Wells, and with the further recognition that the necessity of an accounting, contribution or damages action against the Non-Consenting Parties would be detrimental to the Consenting Parties and impractical to carry out, and further agrees that actual damages would be extremely difficult or impractical to determine, and Participant therefore agrees that the foregoing remedy is reasonable.

f.

Claims and Lawsuits. All costs and expenses incurred in the defense or prosecution of any claims or actions arising out of or connected to the Project or the Leases, including those which may involve Indemnified Liabilities hereunder, together with any and all amounts paid to settle such claims or actions or discharge any final judgment, shall be considered costs of operation of the Project Wells, and shall be charged to and paid by Participant and the other interest owners in proportion to their working interests in the Project Wells, except that in the case of any Indemnified Liabilities the Company may only recover amounts due from future revenues of the Project. The Company shall have the option at its discretion to defend and prosecute all claims and actions respecting the Project in the name of Participant or as the representative, nominee or other similar designation thereof. If Participant is named in any claim or action, or receives notice of any claim or action, arising out of or connected to the Project or the Leases, it shall give prompt written notice of same to the Company. If Participant engages counsel separate from the Company, all claims and suits respecting the Project or the Leases shall be under the general direction a committee of attorneys representing the parties, with the Company’s attorney acting as chairman of such committee. Participant shall not negotiate or settle any claim or action without prior notice and express approval from the Company.

g.

Lien Rights. The Company is hereby granted, to the extent allowed by applicable state law, a first and preferred lien on Participant’s Interests, all equipment related thereto, and in the oil and gas production attributable to such interests and the proceeds thereof, to secure the payment of all sums due from Participant to the Company. In the event Participant fails to pay any amount owing by it to the Company within the time limit for payment thereof, the Company, without prejudice to other existing remedies, is authorized at its election, to collect from the purchasers of oil and gas production from the Project the proceeds accruing to Participant’s Interests up to the amount owing by Participant, and each purchaser is authorized to rely upon the Company’s statement as to the amount owing by Participant. The preceding rights may be assigned by the Company.

h.

Right to Take Production. Participant shall take in kind or separately dispose of its proportionate share of all production from the Project Wells, exclusive of production that may be used in development and production operations and in preparing and treating production for marketing purposes and production unavoidably lost. Each party shall pay or deliver, or cause to be paid or delivered, all royalties or other payments due on its share of production, and shall hold the other parties free from any liability therefor. Any additional expenditure incurred in the taking in kind or the separate disposition by any party of its proportionate share of the production shall be borne by such party. In the event Participant shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of production, the Company shall have the right, subject to revocation at will by Participant, but not the obligation, to purchase such production or sell it to others for the time being, at not less than the market price prevailing in the area, which shall in no event be less than the price which the Company receives for its portion of production. Any such purchase or sale by the Company shall be subject always to the right of Participant to exercise at any time its right to take in kind or separately dispose of its share of production.

12.

Taxation. Each of the Participants hereto elects, under the authority of Section 761(a) of the Internal Revenue Code, as amended (the “Code”), to be excluded from the application of all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. If the income tax laws of the state or states in which the Project is located contain, or may hereafter contain, provisions similar to those contained in Subchapter K of the Code above referred to under which a similar election is permitted, each of Participants agree that such election shall be exercised. Participant authorizes and directs the Company to execute such an election or elections on its behalf and to file the election with the proper governmental office or agency. If requested by the Company to do so, Participant agrees to execute and join in such an election.

13.

Power of Attorney. Participant irrevocably makes, constitutes and appoints the Company, with full power of substitution and resubstitution, Participant’s true and lawful attorney-in-fact for, and in Participant’s name, place and stead, and for Participant’s use and benefit, to sign, execute, certify, acknowledge, and file any governmental filings deemed appropriate by the Company in its sole and exclusive discretion, and to sign, execute, certify, acknowledge, file and record all instruments amending and/or renewing any such governmental filings that the Company in its sole and exclusive discretion deems appropriate. Participant further authorizes the Company to take any further action which the Company shall consider necessary or advisable in its sole and exclusive discretion in connection with any of the foregoing and hereby gives the Company full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in its sole and exclusive discretion in and about the foregoing as fully as Participant might or could do if personally present, and hereby ratifies and confirms all that the Company shall lawfully do or cause to be done by virtue hereof. The power of attorney granted hereby is an irrevocable special power of attorney coupled with an interest in the Project which may be exercised by the Company by listing the Participant when executing any agreement, certificate, instruction or documents with the single signature of the Company or by one of its duly authorized agents acting as attorney-in-fact for all of them. The power of attorney granted herein shall survive any event or transaction, including without limitation, death, incompetence, insanity, merger, bankruptcy, receivership or dissolution of Participant.

14.

Relationship of the Parties. It is not the purpose or intention of the parties hereto to create any partnership, tax partnership, joint venture, mining partnership, association or any relationship among them, whether legal or quasi-legal, whereby one party is held liable for the acts or omissions of the other, and neither this Agreement, the Operating Agreement nor the operations conducted thereunder shall be construed or considered as creating any such relationship. No party hereto shall have any fiduciary relationship with regard to any matters, including without limitation, any mineral or leasehold interest in land adjoining or contiguous to the Leases, whether such interest is owned at the time of execution hereof or thereafter. The parties hereto are free to purchase, sell or deal with any interest in any lands or depths not covered by this Agreement without the consent of the other and without the duty to account therefor.

15.

Term of Agreement. This Agreement shall remain in full force and effect for as long as the Leases or contractual working interest covering the Project Wells remain or are continued in force as to any part thereof, whether by production, extension, renewal or otherwise; provided, however, that in the event the Project Wells are ever plugged and abandoned, this Agreement shall terminate. It is agreed, however, that the termination of this Agreement shall not relieve any party hereto from any liability which has accrued prior to the date of such termination, nor extinguish any representations of Participant made herein, all of which shall survive termination.

16.	Participant’s Warranties. In order to induce the Company to enter into this Agreement, Participant does hereby warrant and represent to the Company as follows, that Participant:

a.

is sufficiently sophisticated and experienced in the business of exploring for and producing oil, gas or other minerals, or other business and investment matters, so as to participate in the Project as contemplated hereunder, and fully understands the risks and merits involved in developing an oil and gas well, including the following: Exploration for and production of oil and gas involves a high degree of risk of loss of all or a portion of the amounts invested. The results of any well cannot be determined in advance; The completion or recompletion of a producing well does not indicate the well will produce sufficient hydrocarbons to return a profit; Even though a well is drilled or reworked in an area or formation adjacent to known and existing production, there is no assurance that such development will locate the productive zones, or that such productive zones, if located, will have the attributes necessary for commercial production sufficient to recoup the capital expended in placing such well in production; Natural hazards and risks involved in the drilling or reworking of a well include unusual or unexpected formations, pressures, and other conditions which are not anticipated; The drilling, completion, reworking and operation of an oil and gas well involves risk of operations failures; It is not unusual to encounter unexpected problems or conditions which necessitate the abandonment of the well and result in a total loss of investment in the well; The revenues generated from an oil and gas well will be highly dependent upon the future prices and demand for oil and gas; There can be no assurance that a market for any oil or gas produced from an oil and gas well will exist, or that the prices obtainable will be adequate to return the costs of developing such well; The marketing of oil and gas, and the prices obtained thereby, are subject to numerous factors beyond any control and which are unpredictable, including the domestic and world supply and demand for oil and gas, the price of foreign imports, the price and availability of alternative fuels and changes in regulatory laws and price controls; The oil and gas industry is subject to extensive governmental regulation, including those governing the drilling and spacing of wells, allowable rates of production, marketing, prevention of waste and pollution and protection of the environment; Governmental authorities may in the future impose obstacles which severely limit the production, sale and pricing of oil and gas; In addition, various types of mineral properties have come under attack in certain areas from the private sector because of their potential impact upon the surrounding environment; Participant’s Interests could be adversely affected by either governmental regulations or private litigation involving environmental concerns; The nature and extent of future governmental control, regulations or laws on the operations of an oil and gas well are not predictable. Participant further warrants and represents that it has not been given any oral or written assurances or representations regarding the success, production or profitability of the Project, or any other matters that are in any way inconsistent with foregoing statements of this Subparagraph, and that Participant has relied upon or consulted with all of its own financial, legal, engineering and geological representatives and advisors deemed necessary to evaluate the Leases and the Project and has not in any way relied upon any statements of the Company or its shareholders, directors, officers, employees or agents in connection therewith;

b.

is fully satisfied regarding disclosure and evaluation of the Company, its plan of business, history and financial condition, the Leases, the Lease Interests, the Operator and the Project, and has received all financial and other information requested regarding the Company, the Leases, the Lease Interests, the Operator and the Project;

c.

has adequate financial capacity to enter into this Agreement, has an adequate knowledge of finance, securities and investments in general, and the oil and gas industry in particular, to fully understand the ramifications of entering into this Agreement, and has adequate experience and skill in the oil and gas industry, or other industries, based upon actual participation, with which to fully assess the risks and merits of entering into this Agreement;

d.

has entered into this Agreement as the ultimate beneficiary hereunder for his own account, and has not entered into this Agreement with a view or the intent to assign, transfer, resell, distribute or otherwise dispose of any rights or interests hereunder in such a manner as would require registration under the Act or any applicable state securities laws (or, if registration would be required, that all registration requirements of the Act and any applicable state securities laws would be met);

e.

fully understands that Participant must bear the economic risk of the transaction represented hereby for an indefinite period of time because neither Participant’s Interests nor this Agreement, have been registered under applicable securities laws and therefore cannot be assigned, transferred, resold or otherwise disposed of unless such are subsequently registered under such securities laws or an exemption from such registration is available; and

f.

fully understands that the Company is relying on the truth and accuracy of the representations, warranties and agreements set forth herein in entering into this Agreement with Participant without the registration thereof under any federal or state securities laws, and that the statutory and other basis for exemption from registration under such laws would not be present if the representations and warranties of Participant hereunder were not true and correct; and therefore, Participant agrees to indemnify and save and hold harmless the Company against all losses, liabilities, costs and expenses (including reasonable attorney’s fees) which arise as a result of the untruthfulness or inaccuracy of Participant’s representations and warranties or the assignment, transfer or other disposition of any rights or interests or this Agreement other than as permitted hereunder.

17.	Miscellaneous Provisions. The Company and Participant hereby agree to be bound by the following terms and provisions:

a.

Notices. Unless otherwise provided, all notices, elections, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed delivered for all purposes (i) on the date of actual receipt if delivered in person and the recipient acknowledges such receipt in writing, (ii) at the time of actual receipt if sent via facsimile or email if delivery is confirmed or no notice of transmission error is received by sender, (iii) whether received or not, on the date deposited with a commercial delivery or parcel service if delivery is documented by such service, and (iv) whether received or not, on the date deposited with the United States Postal Service, if sent via registered or certified mail, postage prepaid, return receipt requested; and, in the case of (ii), (iii) and (iv) above, when addressed to the intended recipient at the last known address, or on subsequent written instructions delivered to the other party.

b.

Binding Provisions. This Agreement constitutes a legal, valid and binding agreement between the parties hereto, enforceable against each in accordance with its terms and provisions, except as limited by bankruptcy, insolvency, receivership and similar laws from time to time in effect, and shall inure to the benefit of and bind the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

c.

Applicable Law & Venue. The laws of the State of Texas shall govern the validity, enforcement and interpretation of this Agreement without regard to the conflict law rules of such state. The parties hereto acknowledge and agree that the negotiations and execution of this Agreement shall be deemed to have occurred in Harris County, Texas, the obligations of the parties hereto shall be deemed performable in Harris County, Texas, and the parties hereto hereby consent that the exclusive venue for any legal action arising out of this Agreement shall be in Harris County, Texas.

d.

Arbitration of Disputes. IN THE EVENT THAT A DISPUTE ARISES BETWEEN PARTICIPANT, THE COMPANY OR ANY PARTIES RELATED THERETO, OR ANY OF THEIR SUCCESSORS OR ASSIGNS, IN CONNECTION WITH THIS AGREEMENT, THE PARTIES HEREBY EXPRESSLY AGREE THAT SUCH DISPUTE SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN LITIGATION, AND TO SUBMIT THE DISPUTE TO EITHER THE AMERICAN ARBITRATION ASSOCIATION IN HOUSTON, TEXAS, WITHIN FIVE (5) CALENDAR DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO. IF ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION WITHIN THE SPECIFIED PERIOD, THEN THE REQUESTING PARTY MAY FILE ANY PAPERS NECESSARY TO COMMENCE ARBITRATION. THE PARTIES AGREE ALL HEARINGS AND PROCEEDINGS RESPECTING ANY DISPUTES, INCLUDING ANY HEARING SCHEDULED AFTER AN ARBITRATION OR OTHER PROCEEDING IS

INITIATED BY ANY PARTY, SHALL TAKE PLACE IN HARRIS COUNTY, TEXAS, AND THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE. IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN HARRIS COUNTY, TEXAS, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS AS PROVIDED FOR HEREIN.THE PARTIES UNDERSTAND THAT (I) ARBITRATION IS FINAL AND BINDING ON THE PARTIES; (II) THEY ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL; (III) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS; (IV) THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND (V) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE MEMBERS WHO WERE OR ARE AFFILIATED WITH THE OIL AND GAS INDUSTRY.

e.

Remedies. The parties hereto covenant that no punitive damages shall be sought or obtained from the other or their affiliates in any legal action or other proceeding in which damages are sought, and hereby stipulate that damages, if any, arising from this Agreement, all other agreements to which they are a party, as well as to any action arising out of or in connection with the business arrangements (including, without limitation, actions based upon tortuous causes of action) between the parties hereto (and/or their affiliates) shall be limited to actual damages proximately caused by the other party. Further, Participant recognizes the importance of the veracity of the representations and warranties set forth elsewhere, and that the acceptance of the subscription represented hereby will be based upon such representations and warranties. Participant further understands that making an assertion contrary to such representations and warranties causes undue delays and injures the Company. It is therefore understood, agreed and stipulated for all purposes that Participant hereby waives any claim or defense which is contrary to such representations and warranties, including those made subsequent to this Agreement, and Participant shall not urge in any action or proceeding any claim or defense which contradicts such representations and warranties. This provision shall be enforceable by specific performance or injunction.

f.

Attorneys’ Fees. Should legal action be instituted to enforce any of the provisions of this Agreement, or by reason of breach or default in any of the covenants, representations, warranties, terms or conditions of this Agreement, the prevailing party shall be entitled to recover costs and attorney’s fees in such amount as the court in such action shall adjudge reasonable.

g.

Severability of Provisions. If for any reason any provision or provisions hereof is determined to be invalid and contrary to any existing or further law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

h.

Entire Agreement. This Agreement contains the complete and entire agreement between the parties hereto with respect to the matters contained herein and cannot be varied except by written agreement. The parties hereto agree that there are no other agreements, understanding, representations or warranties between the parties hereto with respect to such matters which are not expressly set forth herein, and that the terms and provisions of this Agreement supersede all other agreements, understanding, representations or warranties between the parties hereto which may have arisen heretofore or contemporaneously herewith.

i.	Amendments. No amendment to this Agreement shall be valid or effective unless made in writing and signed by all the parties hereto.

j.

Paragraph Titles. The Paragraph and Subparagraph headings contained in this Agreement are for convenience and descriptive purposes only and shall in no way enlarge, limit or in any way affect the scope or meaning of the text of the terms and provisions of this Agreement.

k.	Term Usage. In the use of all terms herein, the singular shall include the plural and the masculine gender shall include the feminine and vice versa as the context requires.

l.	Defined Dates. The term “Effective Date,” as used herein, shall mean the date Participant executes this Agreement.

18.

Disclosure of News.  The Company acknowledges that periodically the Participant in its general course of business may disclose matters of fact pertaining to the ongoing business of the Participant with a description of material events that may include a discussion of the potential business association and agreements of the Participant with the Company, and as a result, a description of Company’s business and accomplishments may be requested.  Participant agrees any disclosures described above will be made only after receiving prior written approval and authorization of Company, which may take the form of an email stating approval.  Additionally, Company acknowledges that as part of the Participant’s disclosures, the Participant may request a statement from the Company’s officers regarding the ongoing association and business between the Participant and the Company; Company agrees that when so requested, the statement from Company will be provided promptly after internal review and approval.

19.

Delivery Amounts. Participant represents it will deliver the Initial Lease Acquisition Payment and will arrange for the prompt delivery of other good funds to the Company in the appropriate amount and in accordance with the agreed terms described in Section 4.

MAKE CHECKS PAYABLE TO:

SOHO RESOURCE HOLDINGS I, LLC

______________________

______________________

IN WITNESS WHEREOF, this Agreement has been executed to be effective as of the Effective Date.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE LOCATED ON PAGE 9, PARAGRAPH 17(d) HEREOF.

_______________________________	Participant’s Contact Information:
Print Participant Name
Address: ____________________
____________________
_______________________________	____________________
Participant Signature
Phone: ____________________
Email: ____________________
_______________________________
Print Name & Title	Participant’s SSN/EIN: ____________________

_______________________________
Participant Execution Date

AGREED AND ACCEPTED by the Company as of the above written date.

SOHO RESOURCE HOLDINGS I, LLC

BY:  _______________________________          DATE:  _____________